UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

BF ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-15932 (Commission File Number)	94-3038456 (IRS Employer Identification No.)

100 Bush Street, Suite 1250, San Francisco, California 94104

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (415) 989-6580

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

     On July 22, 2005, BF Enterprises, Inc. (the “Company”) issued a press release announcing that its Board of Directors had unanimously approved revised terms of a 1-for-3,000 reverse split of its common stock to be followed immediately by a 3,000-for-1 forward split of its common stock (the “Reverse/Forward Stock Split”). Holders of less than 3,000 shares of common stock prior to the Reverse/Forward Stock Split will receive cash payments of $8.95 per pre-split share. The anticipated result of the Reverse/Forward Stock Split will be to reduce the number of stockholders of record of the Company to fewer than 300. The Company intends to cease filing periodic reports with the Securities and Exchange Commission and to terminate the listing of its common stock on the Nasdaq National Market System. The Board of Directors has approved the Reverse/Forward Stock Split based on, among other factors, its determination that the Company achieves few of the benefits of public ownership because of a lack of an active trading market for its common stock while remaining burdened with the significant costs of being a publicly held company. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

   (c) Exhibits.

Number	Exhibit
99.1	BF Enterprises, Inc. Press Release, dated July 22, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2005	BF ENTERPRISES, INC.
	By:	/s/ Brian P. Burns, Jr.
		Name:	Brian P. Burns, Jr.
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	BF Enterprises, Inc. Press Release, dated July 22, 2005.